Exhibit 10.1

Retirement Transition Agreement

February 8, 2024

Kevin Karas

11003 Fairway Drive

Omaha, NE 68136

Re: Retirement Transition Agreement

Dear Kevin:

This letter is the Retirement Transition Agreement (the “Agreement”) between you and National Research Corporation (the “Company”).

Retirement Date

You have provided notice to the Company’s Board of Directors on February 8, 2024 that you intend to retire effective March 31, 2024 (the “Retirement Date”).

Purpose of Agreement

The Agreement sets forth the post-retirement benefits to be provided and any conditions required to receive those benefits.

Benefits

-	The Company shall pay you any accrued but unpaid base salary that you have earned through your Retirement Date including all accrued but unused paid time off.
-	You will receive the equivalent to twelve (12) months of your current base salary, to be paid in biweekly installments on the Company’s standard pay day for one year after your Retirement Date.
-	The Company will pay for health insurance benefits for you and your family for one year after your Retirement Date.

Release of Claims

As a condition to receiving the benefits under the second and third bullets above, you agree to execute and deliver a signed Release of Claims, in the form attached hereto as Exhibit A, no earlier than your Retirement Date.

Acknowledgement and Certifications

You acknowledge and certify that:

-	You have read and you understand all of the terms of this Agreement;
-	You are signing this Agreement knowingly and voluntarily;
-	You have had the opportunity to consult with an attorney before signing this Agreement; and
-	You and the Company agree that there is good and sufficient mutual consideration for each of the terms and conditions in this Agreement.

If this agreement is acceptable, please sign below and return the original to me.

Sincerely,

National Research Corporation

By:      /s/Mike Hays

Mike Hays, CEO

Agreed:

            /s/Kevin Karas

Kevin Karas